SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2003

WINDROSE MEDICAL PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-31375	35-216691
(State or jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

3502 Woodview Trace, Suite 200
Indianapolis, Indiana	46268
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 860-8180

Not applicable
(Former name or former address, if changed since last report)

SIGNATURES

Item 2. Acquisition or Disposition of Assets

     Windrose Medical Properties Trust (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report pursuant to Item 2 of Form 8-K. This report describes certain acquisitions involving a “significant amount” of assets within the meaning of the General Instructions to Form 8-K. Certain related matters also are reported.

Overview

     Effective as of May 16, 2003, we acquired 9 medical properties, including 2 properties with multiple-buildings (a total of 12 buildings) from Medical Properties of America (which is referred to below as MPA). These medical buildings include ten (10) multi-tenant office buildings and two (2) single tenant office facilities. The properties are located in the states of Texas (7 buildings), Georgia (2), Florida (2) and Tennessee (1). The two single tenant office facilities are The Urology Center in Ocala, Florida, and an office building in the Gateway Group of El Paso, Texas.

     The combined gross purchase price for these medical properties was $67.6 million. Of this amount, approximately $38 million is assumed debt from multiple lenders. The Company paid the $30 million balance of the purchase price with a combination of available cash and borrowings under the $25 million secured credit facility.

Acquisition and Related Matters

     Based on business and tax planning considerations, we formed new wholly owned subsidiaries to acquire each of the properties. The properties were acquired by wholly owned subsidiaries of Windrose Medical Properties LP, the operating partnership of the Company.

Property Management. All of the properties were managed by MPA. Upon acquisition, the Company (through a newly formed subsidiary) hired 7 MPA property management employees, increasing the Company’s property management staff to 10. A significant portion of the cost of these management personnel is paid by tenants as reimbursable expenses of the properties. The addition of these property management professionals provides us with increased ability to provide property management services to other properties in our portfolio or to third parties.

Our Properties

     The twelve medical properties are located on or near current hospital campuses and in competitive markets. We believe the properties are well positioned to compete in their respective markets based on location, condition, and lease structure. Further information about the acquired medical properties is presented in the tables below:

Table 1. General Information

					Number of		Leases with a	Leases with
	Rentable	Average			Tenants		Personal	a Personal
	Square	Rent (per	Year		per	Predominant	Guaranty (# of	Guaranty
Property	Feet	rsf)	Built	Building Type	Property	Lease Type	Tenants)	(rsf)

Mt. Vernon	85,122	$29.76	1992	Medical Office Building	27	Modified Gross	13	39,581
Stone Oak
2 Buildings	65,652	$23.81	1999	Medical Office Building	21	Modified Gross	11	28,112
310 25th Avenue	48,360	$18.05	1986	Medical Office Building	8	Modified Gross	5	20,688
Tomball	53,617	$15.74	1982	Medical Office Building	22	Modified Gross	16	34,382
Urology Center	19,561	$22.59	1991	ASC/Clinic Space	2	All Net	2	19,561

Morningside	44,515	$13.42	1994	Medical Office Building	21	CAM	17	27,809
Pearland	20,800	$24.27	2000	Medical Office Building	6	Net	3	7,400

Winn Way	21,737	$13.97	1971	Medical Office Building	7	Gross	5	12,411
Gateway	69,927	$14.76	1982	Medical Office Building	5	Net	4	51,974
3 Buildings

Portfolio Totals	429,291	$21.20			119		76	241,918

Table 2. Acquisition Cost

	Rentable				Acq. Cost
	Square		Acquisition	Acquisition All	per		Interest	Starting
Property	Feet	Purchase Price	Cost	In Cost	Rentable	Assumed Debt	Rate	Vacancy

Mt. Vernon	85,122	$22,300,000	$119,136	$22,419,136	$261.98	$14,933,387	8.24%	12.00%
Stone Oak	65,652	$11,000,000	$136,497	$11,136,497	$167.55	$7,156,457	7.52%	0.00%
2 Buildings
310 25th Avenue	48,360	$5,900,000	$43,431	$5,943,431	$121.39	$3,083,401	2/3 prime	0.00%
Tomball	53,617	$5,100,000	$138,499	$5,238,499	$95.12	$3,239,327	7.50%	24.00%
Urology Center	19,561	$4,830,000	$44,522	$4,874,522	$246.92	N/A	0.00%	0.00%
Morningside	44,515	$5,000,000	$45,063	$5,045,063	$112.27	N/A	0.00%	24.00%
Pearland	20,800	$3,800,000	$105,587	$3,905,587	$182.69	$2,647,499	7.60%	0.00%
Winn Way	21,737	$1,800,000	$65,498	$1,865,498	$82.30	$1,281,176	8.88%	27.00%
Gateway	69,927	$7,900,000	$129,322	$8,029,322	$112.97	$5,949,208	8.39%	14.00%
3 Buildings

Portfolio Totals	429,291	$67,630,000	$827,555	$68,457,555	$157.39	$38,290,455	7.71%	12.00%

Property Overview

Georgia

*	Mount Vernon Medical Center, 755 Mount Vernon Highway, Atlanta, GA — This 85,571 square foot, five-story medical office building, is currently approximately 88% occupied. It is located in proximity to both St Joseph’s Hospital and Northside Hospital.

*	465 Winn Way, Decatur, GA — This 21,737 square foot, two-story medical office building, is currently approximately 73% occupied. It is located near Dekalb Medical Center Hospital.

Texas

*	Stone Oak Physicians Plaza I and II, 19016 Stone Oak Parkway (building I) and 554 Oak Center Drive (building II), San Antonio, TX — These two buildings, comprising 65,652 square feet, are located adjacent to the North Central Baptist Hospital campus. These two-story office buildings are 100% leased and contain an ambulatory surgery center (ASC) and physician office space.

*	Tomball Professional Atrium Building, 425 Holderrieth Street, Tomball, TX — This 53,617 square foot, two-story medical office building is adjacent to Tomball Regional Hospital (a previous HADC client) and is currently approximately 76% occupied.

*	West Pearland Professional Center, 10223 Broadway, Pearland, TX — This property is a 20,800 square foot, single story building, which is 100% occupied.

*	Gateway East Medical Buildings, 7878, 7888 and 7852 Gateway East Boulevard, El Paso, TX — These three buildings share a common land parcel and mortgage, and are across the street from the Del Sol Medical Center, which is also the largest tenant. 7878 is a four-story building consisting of 47,143 square feet, 7888 is a two-story, 6,000 square foot building and 7852 is a 16,200 square foot, single story building. With a total of 69,343 square feet, these buildings are approximately 86% occupied.

Tennessee

*	310 25th Avenue North, Nashville, TN — This 48,360 square foot, three-story medical office building is located on the Centennial Medical Center Campus in Nashville. It is currently 100% occupied, including 5,455 square feet that was used for MPA corporate offices. This lease will be cancelled as part of the closing.

Florida

*	Urology Center of Florida, 3201 SW 34th Street, Ocala, FL — This 19,561 square foot, two-story building, houses an ASC and physician office space and is 100% occupied.

*	Morningside Professional Plaza, 1850 S.E. Port St. Lucie Boulevard, Port St. Lucie, FL — This 44,515 square foot, single story medical and professional office complex, and with leases in place, is approximately 76% occupied.

Table 3. Lease Expiration

		Leases Expiring During Calendar Year

		2003		2004		2005
	Rentable
Property	Square	Square	% of Total	Square	% of Total	Square	% of Total
Name	Feet	Footage	Square Ft.	Footage	Square Ft.	Footage	Square Ft.

Mt. Vernon	85,122	3,053	4.00%	32,583	38.00%	5,007	6.00%
Stone Oak	65,652	—	0.00%	1,248	2.00%	45,060	69.00%
310 25th Avenue	48,360	5,455	11.00%	—	0.00%	20,592	43.00%
Tomball	53,617	7,935	15.00%	20,973	39.00%	—	0.00%
Urology Center	19,561		0.00%		0.00%		0.00%
Morningside	44,515	14,410	32.00%	1,645	4.00%	8 345	19.00%
Pearland	20,800		0.00%		0.00%	1,100	5.00%
Winn Way	21,737	5,217	24.00%		0.00%		0.00%
Gateway 7878	44,727		0.00%	3,200	7.00%	7,353	16.00%
Gateway 7888	9,000		0.00%	600	7.00%		0.00%
Gateway 7852	16,200		0.00%	16,200	100.00%		0.00%

Portfolio Totals	429,291	36,070	8.00%	76,449	18.00%	87,457	20.00%

Table 4. Leases under Negotiation

		Leases Under Negotiation for Release

		2003		2004		2005
	Rentable
Property	Square	Square	% of Total	Square	% of Total	Square	% of Total
Name	Feet	Footage	Square Ft.	Footage	Square Ft.	Footage	Square Ft.

Mt. Vernon	85,122	3,053	4.00%	1,549	2.00%		0.00%
Stone Oak	65,652		0.00%		0.00%		0.00%
310 25th Avenue	48,360	5,455	11.00%		0.00%		0.00%
Tomball	53,617		0.00%		0.00%		0.00%
Urology Center	19,561		0.00%		0.00%		0.00%
Morningside	44,515	5,370	12.00%		0.00%		0.00%
Pearland	20,800		0.00%		0.00%		0.00%
Winn Way	21,737		0.00%		0.00%		0.00%
Gateway 7878	44,727		0.00%		0.00%		0.00%
Gateway 7888	9,000		0.00%		0.00%		0.00%
Gateway 7852	16,200		0.00%	16,200	100.00%		0.00%

Portfolio Totals	429,291	13,878	3.00%	17,749	4.00%	—	0.00%

Table 5. Debt Service

						2004
	Rentable		Beginning	Year	Monthly	Annual
Property	Square	Interest	Principal	of	Debt	Amort. Of
Name	Feet	Rate	Amount	Maturity	Constant	Principal

Mt. Vernon	85,122	8.24%	$14,933,387	2010	$114,461	$133,723
Stone Oak	65,652	7.52%	$7,156,457	2011	$51,143	$71,672
310 25th Avenue	48,360	2/3 prime	$3,083,401	2004	$16,511	$3,013,212
Tomball	53,617	7.50%	$3,239,327	2011	$23,074	$32,371
Urology Center	19,561	0.00%	N/A	N/A	N/A	N/A
Morningside	44,515	0.00%	N/A	N/A	N/A	N/A
Pearland	20,800	7.57%	$2,647,499	2011	$19,009	$26,217
Winn Way	21,737	8.88%	$1,281,176	2009	$10,447	$10,734
Gateway	69,927	8.39%	$5,949,208	2009	$46,429	$54,344

Portfolio Totals	42,9291		$38,290,455		$281,073	$3,342,274

The Company paid the $30 million balance of the purchase price with a combination of available cash and borrowings under the $25 million secured credit facility.

Lease Review. In contrast to a master lease transaction that is focused on the credit of master tenant or the strength of the project to support the sale/leaseback and/or development, the acquisition of multi-tenant medical office buildings is focused on the current leases in place, the pending leases, and analysis of the comparable market rents for medical office properties in the relevant market and an analysis of the integration of the subject property to the relevant medical market.

There are approximately 119 tenants in the MPA portfolio. The following table details certain information with respect to significant tenants:

Table 6. Lease and Tenant Information

				% of Rentable
Property	Significant Leases	Square Footage	Expiration Date	Square Feet

Mt. Vernon	Sandy Springs Medicine Dr. Dalrymple	8,831 8,133	2012 2012	10.37% 9.55%

Winn Way	Georgia Retina PACT Atlanta	4,471 4,725	2003 2006	20.11% 21.25%

Stone Oak I	Dermatology	8,725	2005	13.29%

Stone Oak II	Radiology & Associates	8,081	2007	12.31%

	IMED	8,081	2005	12.31%

Tomball	George J. Murillo	4,373	2004	8.16%

Pearland	Women’s Hosp. Of Texas Texas Orthopedic Pearland Phys. Therapy	7,000 5,000 4,500	2010 2010 2007	33.65% 24.04% 21.63%

Gateway	Del Sol Rehab Las Palmas del Sol Valley Medical Clinic	16,200 24,396 6,908	2004 2006 2007	23.17% 34.89% 9.98%

Urology Center	Diagnostic Center Surgery Center	14,561 5,000	2010 2010	74.00% 26.00%

Morningside	Renew Therapy Center Urgent Care	4,477 3,528	2010 2008	10.06% 7.93%

310 25th Avenue	Centennial Pediatric Psychiatric Consultants	12,524 11,573	2012 2004	25.91% 23.93%

     Item 7. Financial Statements and Exhibits

     The financial statements will be filed by amendment not later than 60 days after the date of filing of this Current Report on Form 8-K. (Financial statements to be filed by amendment within the required period.)

a. Financial Statements of Properties Acquired

b. Pro Forma Financial Information

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDROSE MEDICAL PROPERTIES TRUST

Dated: May 30, 2003

/s/ Fred S. Klipsch Fred S. Klipsch Chairman and Chief Executive Officer

/s/ Doug Hanson Doug Hanson Chief Financial Officer